SCHEDULE 14A
                                (Rule 14a-101)
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant [   ]


Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           ANTHRACITE CAPITAL, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
           _______________________________________________________________

       (2) Aggregate number of securities to which transaction applies:
           _______________________________________________________________

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           _______________________________________________________________

       (4) Proposed maximum aggregate value of transaction:
           _______________________________________________________________

       (5) Total fee paid:
           _______________________________________________________________

[  ]   Fee paid previously with preliminary materials.
[  ]   Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount Previously Paid: _________________________________________
       (2) Form, Schedule or Registration Statement No.: ___________________
       (3) Filing Party: ___________________________________________________
       (4) Date Filed:______________________________________________________

Anthracite Capital, Inc.
40 East 52nd Street, New York, New York 10022

                                                         April 25, 2003



Dear Fellow Stockholders:

         On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Anthracite Capital, Inc. (the "Annual Meeting") to be held at the Omni Berkshire Place, 21 East 52nd Street, Second Floor, New York, New York 10022 on Tuesday, May 20, 2003, at 10 a.m., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

         IT IS VERY IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and to return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend the Annual Meeting.

         Your continued support of and interest in Anthracite Capital, Inc. are sincerely appreciated.

                                            Sincerely,

                                            /s/ Laurence D. Fink

                                            Laurence D. Fink
                                            Chairman of the Board of Directors

                           ANTHRACITE CAPITAL, INC.

                         ___________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 20, 2003



To the Stockholders of Anthracite Capital, Inc.:

         NOTICE IS HEREBY GIVEN that the 2003 annual meeting of stockholders (the "Annual Meeting") of Anthracite Capital, Inc. (the "Company") will be held at the Omni Berkshire Place, 21 East 52nd Street, Second Floor, New York, New York 10022 on Tuesday, May 20, 2003, at 10 a.m., Eastern Time, for the following purposes:

     1. To elect two directors to serve on the Board of Directors of the Company for a three-year term and until their respective successors have been duly elected and qualified;

     2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         Only stockholders of the Company of record as of the close of business on March 31, 2003 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

         Further information regarding the Annual Meeting, the nominees for election as directors, the independent auditors and other matters is contained in the enclosed Proxy Statement. We have enclosed a Proxy Statement, form of proxy and self-addressed envelope. Please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

                                      By order of the Board of Directors,

                                      /s/ Robert L. Friedberg

                                      Robert L. Friedberg
                                      Secretary


New York, New York
April 25, 2003



===============================================================================
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; PLEASE MARK, DATE, SIGN AND RETURN THE APPROPRIATE ENCLOSED PROXY OR PROXIES IN THE ACCOMPANYING ENVELOPE PROVIDED FOR YOUR CONVENIENCE, WHICH REQUIRED NO POSTAGE IF MAILED IN THE UNITED STATES.
===============================================================================

                           ANTHRACITE CAPITAL, INC.

                              40 EAST 52ND STREET

                           NEW YORK, NEW YORK 10022

                            _______________________

                                PROXY STATEMENT

                            _______________________

                        ANNUAL MEETING OF STOCKHOLDERS


         This Proxy Statement and the accompanying proxy card and Notice of Annual Meeting are provided in connection with the solicitation of proxies by the Board of Directors of Anthracite Capital, Inc., a Maryland corporation (the "Company"), for use at the annual meeting of stockholders (the "Annual Meeting") to be held at the Omni Berkshire Place, 21 East 52nd Street, Second Floor, New York, New York 10022 on Tuesday, May 20, 2003, at 10 a.m., Eastern Time, and any adjournments or postponements thereof. The mailing address of the Company's executive office is 40 East 52nd Street, New York, New York 10022. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are first being mailed to holders of the Company's common stock, par value $0.001 per share (the "Common Stock"), on or about April 25, 2003.

Matters to be Considered at the Meeting

         At the Annual Meeting, holders of the Company's Common Stock will vote upon (i) the election of two directors to serve on the Board of Directors of the Company; (ii) the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003; and (iii) such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Stockholders Entitled to Vote

         The Board of Directors has fixed the close of business on March 31, 2003 as the record date for the determination of stockholders entitled to notice of and to vote their shares of Common Stock at the Annual Meeting. As of March 31, 2003, the Company had 47,731,318 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to one vote.

Voting at the Annual Meeting

         If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:

         FOR the election of each of the director nominees; and

         FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

Voting on Other Matters

         If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, the Company did not know of any other matter to be raised at the Annual Meeting.

Required Vote

         A majority of the votes entitled to be cast at the Annual Meeting, represented in person or by proxy, constitutes a quorum for purposes of transacting business at the Annual Meeting. Election of each nominee for director will require the affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting for such nominee. The ratification of the independent auditors and any other matters submitted to a vote of the stockholders will be determined by a majority of the votes cast at the Annual Meeting.

         Under the rules of the New York Stock Exchange, brokers who hold shares in "street name" may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the independent auditors. In determining whether the proposal to ratify the appointment of the independent auditors has received the requisite vote, abstentions will be disregarded and will have no effect on the outcome of the vote. A vote "withheld" from a director nominee will have no effect on the outcome of the vote because a plurality of the votes cast at the Annual Meeting is required for the election of each director and the two nominees who receive the most votes cast at the Annual Meeting will be elected.

Cost of Proxy Solicitation

         The Company will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone, electronic transmission, and facsimile transmission on our behalf by directors, officers or employees of the Company or its subsidiaries, without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

Revocation of Proxies

         A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date prior to the Annual Meeting or (iii) sending written notice of revocation to the Company's Secretary prior to the Annual Meeting at 40 East 52nd Street, New York, New York 10022.

List of Stockholders

         A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the Company's executive office at 40 East 52nd Street, New York, New York 10022, by contacting the Secretary of the Company.

Copies of Annual Report to Stockholders

         A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the "SEC") for its latest fiscal year is available without charge to stockholders at the Company's website at www.anthracitecapital.com or upon written request to Anthracite Capital, Inc., 40 East 52nd Street, New York, New York 10022, Attention: Secretary.

Confidentiality of Voting

         The Company keeps all proxies, ballots and voting tabulations confidential as a matter of practice. The Company only lets its Inspector of Election, American Stock Transfer and Trust Company, examine these documents.

Voting Results

         American Stock Transfer and Trust Company, the Company's independent tabulating agent, will count the votes and act as the Inspector of Election. The Company will publish the voting results in its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2003, which the Company plans to file with the SEC in August 2003.

Recommendations of the Board of Directors

         The Board of Directors recommends a vote FOR each of the nominees for director and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

         The Company's By-Laws provides that the Board of Directors shall consist of no less than three and no more than nine directors, and the number of directors may be increased or decreased by the Board of Directors. The Company's Board of Directors is presently comprised of eight members classified into three groups, designated Class I, Class II and Class III. The term of office of the members of one class of directors expires each year in rotation so that the members of one class are elected at each annual meeting to serve for full three-year terms, or until their successors are elected and qualified. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.

         At the Annual Meeting, two directors will be elected for a three-year term and until their successors are duly elected and qualified. The shares of Common Stock represented by the enclosed proxy will be voted for the election as directors of the two nominees named below, unless a vote is withheld from any of the two individual nominees. If any nominee becomes unavailable or unwilling to serve as a director on the Board of Directors of the Company for any reason, shares of Common Stock represented by the accompanying proxy will be voted for such other person as the Board of Directors may nominate. The Board of Directors has no reason to doubt the availability of any nominee, and each nominee has indicated his willingness to serve as a director of the Company if elected by the stockholders at the Annual Meeting.

Information Concerning the Director Nominees

         The Board of Directors has unanimously proposed Laurence D. Fink and Kendrick R.Wilson, III as nominees for election as directors of the Company.

         The Board of Directors recommends a vote FOR each of the nominees for director.

Information Concerning the Incumbent Directors and the Director Nominees

         Information concerning the names, ages, terms and positions with the Company and business experience of the members of the Board of Directors is set forth below. Mr. Fink has been elected to the Board of Directors since November 1997, and Mr. Wilson has been elected to the Board of Directors since March 1998. Both of them have served continuously with the Company since their respective election.


                                                                                                     Director
                                                                                                      Term
           Name                           Age           Position                                     Expires (1)
----------------------------------------------------------------------------------------------------------------
Inside Directors:
   Laurence D. Fink                       50     Chairman of the Board of Directors                   2003
   Hugh R. Frater                         47     President, Chief Executive Officer and Director      2005

Unaffiliated Directors:
   David M. Applegate                     42     Director                                             2005
   Donald G. Drapkin (3)                  55     Director                                             2004
   Carl F. Geuther (2)                    56     Director                                             2004
   Jeffrey C. Keil (2) (3)                59     Director                                             2005
   Leon T. Kendall                        74     Director                                             2004
   Kendrick R. Wilson, III (2) (3)        56     Director                                             2003

---------------------
(1)   The Company's Board of Directors is classified into three groups and each group is elected on a staggered basis for three-year terms.

(2)   Member of the Audit Committee.

(3)   Member of the Compensation Committee.


Laurence D. Fink, Chairman of the Board of Directors, is also director, chairman and chief executive officer of BlackRock Financial Management, Inc. (the "Manager") and director, chairman and chief executive officer of BlackRock, Inc., the Manager's indirect parent company ("BlackRock"), since BlackRock's formation in 1998 and of BlackRock's and the Manager's predecessor entities since 1988. Additionally, Mr. Fink is the chairman of BlackRock's management committee and a member of its investment strategy group. He is also president and a trustee of the BlackRock Funds, a director of several of BlackRock's offshore funds and alternative investment vehicles, and chairman of the board of Nomura BlackRock Asset Management Co., Ltd. Mr. Fink is also a member of the board of directors of the New York Stock Exchange, Inc.

Hugh R. Frater, President, Chief Executive Officer and Director, is a Managing Director and a member of the management committee of the Manager, where he is head of the BlackRock Real Estate Division. The Real Estate Division is responsible for the development of all BlackRock commercial real estate products including commercial mortgage backed securities and whole loan products. Prior to heading the Real Estate Division, Mr. Frater co-headed the BlackRock Account Management Group. Before joining BlackRock in 1988, Mr. Frater was a Vice President in Investment Banking at Lehman Brothers in the financial institutions department.

David M. Applegate, Director, is President and Chief Executive Officer of GMAC Residential and a member of the GMAC Mortgage Group Board of Directors. Mr. Applegate also serves as Chairman for GMAC Home Services, Chairman of GMAC Bank and Chairman, President and Chief Executive Officer of GMAC Mortgage Corporation. From 1999 to January 2001, Mr. Applegate was Chief Operating Officer of GMAC Mortgage responsible for all aspects of mortgage operations including lending, servicing and capital markets. From 1996 to 1999, Mr. Applegate was Chief Financial Officer of GMAC Mortgage Corporation responsible for legal, accounting, tax, finance, treasury, strategic planning and mergers and acquisitions. Prior to 1996, Mr. Applegate was Senior Vice President of Capital Markets at GMAC Mortgage.

Donald G. Drapkin, Director, has been a Director and Vice Chairman of MacAndrews & Forbes Holdings Inc. and various of its affiliates since 1987. Prior to joining MacAndrews & Forbes, Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP for more than five years. Mr. Drapkin is also a director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"): The Molson Companies Limited, Panavision, Inc., Playboy.com, Inc., Playboy Enterprises, Inc., Revlon Consumer Products Corporation, Revlon, Inc. and SIGA Technologies.

Carl F. Geuther, Director, is a former Executive Vice President and Chief Financial Officer of WMC Mortgage Corp., a mortgage banking company. Mr. Geuther was Vice Chairman and Chief Financial Officer, and previously Executive Vice President, of Great Western Financial Corporation and Great Western Bank since 1986. Mr. Geuther joined Great Western following its acquisition of Aristar, Inc., a consumer finance and insurance company, in 1983, where he served as Executive Vice President and Chief Financial Officer and previous financial management positions since 1974.

Jeffrey C. Keil, Director, has been President of Ellesse, LLC, a company providing advice to Lily Safra, since July 2001. From January 1998 to June 2001, Mr. Keil was Chairman of the Executive Committee of International Real Returns, LLC, investment advisor to an investment company organized by Lazard Freres & Co. From 1996 to January 1998, Mr. Keil was a General Partner of Keil Investment Partners, a private fund that invested in the financial sector in Israel. From 1984 to 1996, Mr. Keil was President, Director and Chairman of the Finance Committee of Republic New York Corporation and Vice Chairman and a Member of the Executive Committee of Republic National Bank of New York.

Leon T. Kendall, Director, is a former Chairman of the Board of Mortgage Guaranty Insurance Corporation, Vice-Chairman of the parent company, MGIC Investment Corporation, and a member of the Board of Directors of both firms. Prior to joining MGIC in 1974, he served as President of the Securities Industry Association and its predecessor, the Association of Stock Exchange Firms. He has also served as Vice President and economist for the New York Stock Exchange and as economist for the U.S. League of Savings Institutions and the Federal Reserve Bank of Atlanta. From 1988 to August 2002, Mr. Kendall was a member of the Kellogg School of Management faculty. His teaching responsibilities include the management of financial institutions, securitization, urban development and real estate market analysis. In June 1999, he became the second Norman Strunk Chair Professor of Financial Institutions. Mr. Kendall retired in August 2002.

Kendrick R. Wilson, III, Director, has been a Managing Director of Goldman Sachs & Co. in the Financial Institutions Group since 1998. From 1989 to 1998, Mr. Wilson was Vice Chairman and member of the Management Committee of Lazard Freres & Co. Mr. Wilson is a director of Celanese AG and American Marine Holdings Corp. He is a Trustee of the Montana Land Reliance, Middlebury College and the Hospital for Special Surgery.

Unaffiliated Directors

         The Articles of Incorporation of the Company require that a majority of the Company's directors be "Unaffiliated Directors." "Unaffiliated Director" means any director who (a) does not own greater than a de minimis interest in the Manager or any of its affiliates, other than the Company and any person controlled by the Company or (b) within the last two years has not directly or indirectly (i) been an officer of or employed by the Company or the Manager or any of their respective affiliates, (ii) been a director of the Manager or any of its affiliates, other than the Company and any person controlled by the Company, (iii) performed more than a de minimis amount of services for the Manager or any of its affiliates or (iv) had any material business or professional relationship with the Manager or any of its affiliates other than as a director of the Company or any person controlled by the Company. There are presently six Unaffiliated Directors on the Company's Board of Directors: Messrs. Applegate, Drapkin, Geuther, Keil, Kendall and Wilson.

Compensation of Directors

         Directors are elected for a term of three years and hold office until their successors are elected and qualified. The Company pays an annual director's fee to each Unaffiliated Director of $20,000 and a fee of $1,000 for each meeting of the Board of Directors in excess of four meetings attended by the Unaffiliated Director. The Company reimburses the costs and expenses of all directors for attending meetings of the Board of Directors. Affiliated directors will not be, and have not been, separately compensated by the Company other than through the Company's 1998 Stock Option Plan (discussed below).

Board and Committee Meetings

         The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee. The following descriptions of the functions performed by the committees of the Board of Directors are general in nature and are qualified in their entirety by reference to the committees' charters.

         The Audit Committee of the Board of Directors, presently composed of Messrs. Geuther, Keil and Wilson, makes recommendations to the Board of Directors concerning the selection of independent auditors, reviews the financial statements of the Company and considers such other matters in relation to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate to facilitate accurate and timely financial reporting. Each Audit Committee member is "independent" as defined in the New York Stock Exchange listing standards and the applicable SEC rules. The Board of Directors has determined that Mr. Geuther qualifies as an "audit committee financial expert" as defined in the recently adopted SEC rules. The Audit Committee met five times during the fiscal year ended December 31, 2002.

         The Compensation Committee of the Board of Directors, presently composed of Messrs. Wilson, Drapkin and Keil, administers the Company's 1998 Stock Option Plan, reviews all aspects of compensation of the Company's officers and makes recommendations on such matters to the full Board of Directors.

         During the fiscal year ended December 31, 2002, the Board of Directors of the Company met on four occasions. In 2002, each director then serving attended 75% or more of the meetings of the Board of Directors and of the committees of the Board of Directors on which such director served.

         The Company currently has no Nominating Committee.

Report of the Audit Committee

In accordance with and to the extent permitted by the rules of the Securities and Exchange Commission (the "SEC"), the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company's future filings made under the Securities Exchange Act 1934, as amended (the "Exchange Act"), or under the Securities Act of 1933, as amended (the "Securities Act"), and shall not be deemed to be "soliciting material" or to be "filed" under the Exchange Act or the Securities Act.

The Board of Directors has appointed an Audit Committee consisting of three directors. All of the members of the Audit Committee are "independent" as defined in the New York Stock Exchange listing standards. The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter is included as Exhibit A to the Company's proxy statement filed with the SEC on April 20, 2001 and mailed to the Company's stockholders in connection with the 2001 Annual Meeting of Stockholders of the Company.

The Audit Committee's job is one of oversight, as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company financial statements, to plan or conduct audits or to determine that the Company financial statements are complete and accurate and are in accordance with generally accepted accounting principles. BlackRock Financial Management Inc. is the Manager of the Company and is responsible for preparing the Company's financial statements and for maintaining internal control and disclosure controls and procedures. The independent auditors are responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with the generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company's audited financial statements with management and with Deloitte & Touche LLP, the Company's independent auditors for fiscal year 2002.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required by Statement on Auditing Standards No. 61.

The Audit Committee has received from Deloitte & Touche the written disclosures and letter required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Deloitte & Touche LLP's independence with Deloitte & Touche LLP and has considered the compatibility of nonaudit services with the auditor's independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC. The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of the Company's independent auditors for fiscal year 2003.

MEMBERS OF THE AUDIT COMMITTEE
Carl F. Geuther
Jeffrey C. Keil
Kendrick R. Wilson, III


Compensation Committee

           At present, the Company's officers are not compensated by the Company. Instead, the officers are separately compensated by the Manager. As discussed under "Certain Relationships and Related Transactions," the Company pays a base management fee and incentive compensation, among other things, to the Manager pursuant to the Management Agreement (defined below). During 2002, the Company did not pay any cash compensation to its executive officers, and there was no grant of stock options or stock appreciation rights to the Company's executive officers during the fiscal year ended December 31, 2002. Accordingly, the Compensation Committee did not meet during the fiscal year ended December 31, 2002, and no Compensation Committee report is included in this Proxy Statement.

                              EXECUTIVE OFFICERS

           The following table sets forth certain information with respect to the executive officers of the Company who are not also members of the Board of Directors of the Company. For information concerning Hugh R. Frater, see "Information Concerning the Incumbent Directors and Director Nominees."


     Name                         Age                     Position
-----------------------------------------------------------------------------------------------
Hugh R. Frater                    47      President, Chief Executive Officer and Director
Richard M. Shea                   43      Chief Operating Officer and Chief Financial Officer
Chris A. Milner                   36      Chief Investment Officer and Vice President
Daniel P. Sefcik                  38      Chief Credit Officer and Vice President
Robert L. Friedberg               42      Vice President and Secretary
Mark S. Warner                    41      Vice President
Alexander K. Zabik                44      Vice President

         Because the Manager maintains principal responsibility for managing the affairs of the Company, the Company does not employ full-time personnel, and the officers listed above perform only ministerial functions as officers of the Company, such as executing contracts and filing reports with regulatory agencies. In the future, the Company may have salaried employees. All officers serve at the discretion of the Company's Board of Directors. The persons listed above, who are also officers of the Manager and will be compensated by the Manager, are expected in their capacities as officers of the Manager, when fulfilling duties of the Manager under the Management Agreement, dated March 27, 1998, between the Company and the Manager (as amended to date, the "Management Agreement"), to devote a substantial amount of their time to the affairs of the Company. As officers of the Manager, such persons will not have fiduciary obligations to the Company and its stockholders in that capacity.

Richard M. Shea, Esq., Chief Operating Officer and Chief Financial Officer, is also a Managing Director of the Manager. Prior to joining the Manager in 1993, Mr. Shea was an Associate Vice President and tax counsel at Prudential Securities, Inc. Mr. Shea joined Prudential in 1988 and was responsible for corporate tax planning, tax-oriented investment strategies and tax issues of CMOs and original issue discount obligations. Mr. Shea earned a B.S. degree in accounting from the State University of New York at Plattsburgh in 1981 and a J.D. degree from New York Law School in 1984.

Chris A. Milner, Chief Investment Officer and Vice President, is also a Managing Director of the Manager. Mr. Milner is a member of BlackRock's Mortgage Investment Strategy Group. Prior to joining the Manager in 1997, Mr. Milner was Vice President & Manager - PNC Real Estate Capital Markets where he was responsible for origination, underwriting and securitization of all commercial mortgage conduit production. Mr. Milner has completed over 300 real estate debt, equity and capital markets transactions with an aggregate value of over $13 billion. Mr. Milner joined PNC in 1990 upon completion of his graduate work (M.B.A. magna cum laude in Finance with a concentration in Real Estate) at Indiana University and a B.A. degree from DePauw University in 1988.

Daniel P. Sefcik, Chief Credit Officer and Vice President, is also a Director of the Manager where his primary responsibility is ensuring credit quality of the Manager's primary real estate vehicles, the Company and Carbon Capital, Inc., as well as various separate accounts. Since joining the Manager in early 1998, Mr. Sefcik supervised the diligence on more than 3,000 real estate assets and resolution of all product types including multi-family, office, hotel, retail, self storage and industrial properties in connection with investments in subordinate CMBS bonds. Prior to joining the Manager, Mr. Sefcik served as a Vice President for Institutional Real Estate for PNC Bank in the New York City office from 1996 to 1998. Mr. Sefcik earned his B.A. degree in Economics in 1986 from Colorado State University and a M.A. degree in Economics from Rutgers University in 1997.

Robert L. Friedberg, CPA, Vice President and Secretary, is also a Director of the Manager where his responsibilities include directing the financial reporting for the Manager's various real estate accounts as well as closing acquisitions for the real estate accounts. Prior to joining the Manager in 1999, Mr. Friedberg was Treasurer of Vornado Realty Trust, where he was responsible for corporate and property finance. Mr. Friedberg joined Vornado in 1997. Mr. Friedberg earned a BBA degree in Accounting at George Washington University in 1982 and received his Certified Public Accountants license in 1994.

Mark S. Warner, CFA, Vice President, is also a Managing Director and portfolio manager of the Manager, where his primary responsibility is managing client portfolios, specializing in the commercial mortgage and non-agency residential mortgage sectors. Prior to joining the Manager in 1993, Mr. Warner was a Director in the Capital Markets Unit of the Prudential Mortgage Capital Company. Mr. Warner joined Prudential in 1987. Mr. Warner earned a B.A. degree in Political Science from Columbia University in 1983 and an M.B.A. degree in Finance and Marketing from Columbia Business School in 1987. Mr. Warner received his Chartered Financial Analyst (CFA) designation in 1993.

Alexander K. Zabik, Vice President, is also a Director of the Manager, where his primary responsibility is originating real estate mezzanine debt and equity transactions. Prior to joining the Manager in 1998, Mr. Zabik was Managing Director at AEC, L.P., a private real estate opportunity fund he founded to focus on smaller, middle-tier commercial and residential properties. From 1994 to 1996, Mr. Zabik was Managing Director and co-head of the Structured Real Estate Finance Group at Blaylock & Partners, L.P., a boutique investment bank. Mr. Zabik earned a B.A. Degree from Boston University in 1980 and an M.B.A. in Finance from Babson College in 1984.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

Stock Beneficially Owned by Principal Stockholders

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 31, 2003 by any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who is known to the Company to beneficially own more than five percent of the issued and outstanding shares of Common Stock as of such date.

         As of March 31, 2003, there were 47,731,318 shares of Common Stock outstanding.


                                                                      Number of
                                                                       Shares
                                                                      of Common          Percent
    Name & Address                                                      Stock            of Class
----------------------------------------------------------------------------------------------------
Barclays Global Investors, NA (1)..................................    2,937,309           6.15%
45 Fremont Street
San Francisco, CA 94105

James Grosfeld & Nancy Grosfeld, joint tenants (2).................    2,874,500           6.02%
20500 Civic Center Drive
Suite 3000
Southfield, MI 40876

Capital Group International, Inc. (3)..............................    2,641,930           5.54%
11100 Santa Monica Blvd,
Los Angeles, CA 90025

(1) Based on information contained in a Schedule 13G filed with the SEC on February 12, 2003. According to such Schedule 13G, (i) Barclays Global
      Investors, NA, (ii) Barclays Global Fund Advisors (45 Fremont Street,
      San Francisco, CA 94105), (iii) Barclays Global Investors, Ltd (1 Royal
      Mint Court, London, EC3N 4HH), (iv) Barclays Trust and Banking Company
      (Japan) Limited (1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan), (v)
      Barclays Life Assurance Company Limited (Unicorn House 5th Floor, 252
      Romford Road, Forest Gate, London 37 9JB England), (vi) Barclays Bank
      Plc (54 Lombard Street, London, England EC3P 3AH), (vii) Barclays
      Capital Securities Limited (5 The North Colonmade, Canary Wharf, London,
      England E14 4BB), (viii) Barclays Capital Investments (5 The North
      Colonmade, Canary Wharf, London, England E14 4BB), (ix) Barclays Private
      Bank & Trust (Isle of Man) Limited (4th Floor, Queen Victoria House,
      Isle of Man, IM99 IDF), (x) Barclays Private Bank and Trust (Jersey)
      Limited (39/41 Broad Street, St. Helier, Jersey, Channel Islands JE4
      8PU) and (xi) Barclays Private Bank and Trust Limited (Sussie) (10 rue d'Italie, CH-1204 Geneva, Switzerland) are deemed to be the beneficial owners of an aggregate of 2,937,309 shares of Common Stock as a result of them holding shares of Common Stock in trust accounts for the economic benefit of the beneficiaries of those accounts.

(2) Based on number of shares beneficially owned by Mr. and Mrs. Grosfeld as of March 28, 2003.

(3) Based on information contained in a Schedule 13G filed with the SEC on February 11, 2003. According to such Schedule 13G, Capital Guardian
      Trust Company is deemed to be the beneficial owner of 2,641,930 shares of Common Stock as a result of its serving as the investment manager of various institutional accounts.


Stock Beneficially Owned by Directors, Director Nominees and Officers

         The following table sets forth the beneficial ownership of the Company's Common Stock, as of March 31, 2003, by (i) each director and director nominee of the Company, (ii) each executive officer of the Company and (iii) all directors, director nominees and executive officers as a group. Unless otherwise indicated, such shares of Common Stock are owned directly and the indicated person has sole voting power or investment power over the shares of Common Stock shown.

         The number of shares of Common Stock shown in the following security ownership table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the following table, beneficial ownership includes any shares of Common Stock as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock that the individual has the right to acquire within 60 days of March 31, 2003 through the exercise of any option, warrant or right. As of March 31, 2003, there were 47,731,318 shares of Common Stock outstanding.


                                                                    Number of Shares of
                                                                        Common Stock
Name                                                               Beneficially Owned (1)      Percent of Class
----                                                               ----------------------      ----------------
Laurence D. Fink.............................................              75,842                      *
Hugh R. Frater...............................................             377,000                      *
David M. Applegate...........................................                  64                      *
Donald G. Drapkin............................................              21,315                      *
Carl F. Geuther..............................................              21,315                      *
Jeffrey C. Keil..............................................              21,315                      *
Leon T. Kendall (2)..........................................              78,030                      *
Kendrick R. Wilson, III......................................              21,315                      *
Richard M. Shea..............................................             232,625                      *
Robert L. Friedberg..........................................              28,025                      *
Chris A. Milner..............................................             188,650                      *
Daniel P. Sefcik.............................................              58,320                      *
Mark S. Warner...............................................             118,000                      *
Alexander K. Zabik...........................................              12,413                      *

All directors, director nominees and executive
officers as a group (14 persons).............................           1,254,229                     2.63%

* The number of shares of Common Stock held by such individual is less than 1% of the outstanding shares of Common Stock.

(1) Includes shares of Common Stock issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of March 31, 2003. Such shares of Common Stock are held as follows:
      Mr. Fink (35,842); Mr. Frater (300,000); Mr. Drapkin (20,000); Mr.
      Geuther (20,000); Mr. Keil (20,000); Mr. Kendall (30,800); Mr. Wilson
      (20,000); Mr. Shea (200,000); Mr. Milner (175,000); Mr. Sefcik (55,000);
      Mr. Warner (115,000) and Mr. Zabik (10,000).

(2) Includes 25,160 shares of Common Stock issuable upon conversion of 17,198 shares of 10% Series B Cumulative Redeemable Convertible
      Preferred Stock ("Series B Preferred Stock") that are held by Mr.
      Kendall. The Series B Preferred Stock is convertible into shares of
      Common Stock at any time at the option of its holders.


                            EXECUTIVE COMPENSATION

Summary of Compensation

         During the fiscal year ended December 31, 2002, the Company did not pay any cash compensation to its executive officers but may, in the future, pay annual compensation to the Company's executive officers for their services as executive officers. The Company may from time to time, at the discretion of the Compensation Committee of the Board of Directors, grant options to purchase shares of the Company's Common Stock to the Company's executive officers pursuant to the 1998 Stock Option Plan.

Stock Options and Stock Appreciation Rights

         There was no grant of stock options or stock appreciation rights to the Company's executive officers during the fiscal year ended December 31, 2002.

Exercise of Stock Options and Stock Appreciation Rights

         The following table sets forth information concerning the exercise of stock options during the fiscal year ended December 31, 2002 by the Company's executive officers and the fiscal year-end value of their unexercised options.


 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             Number of Securities
                                                                  Underlying                  Value of Unexercised
                                                              Unexercised Options/               In-the-Money
                         Shares Acquired                       SARs at FY-End (#)           Options/SARS at FY-End (1) ($)
                               on              Value       ---------------------------      ------------------------------
           Name           Exercise (#)      Realized ($)    Exercisable   Unexercisable     Exercisable     Unexercisable
--------------------------------------------------------------------------------------------------------------------------
Hugh R. Frater                 0            $    0             300,000         0             $      0         $  0
Richard M. Shea              30,000            80,716          200,000         0                    0            0
Chris M. Milner              50,000           134,527          175,000         0                  61,500         0
Daniel P. Sefcik             25,000            67,263           55,000         0                  61,500         0
Robert L. Friedberg          50,000           155,527             0            0                    0            0
Mark S. Warner                 0                 0             115,000         0                  36,900         0
Alexander K. Zabik           20,000            53,810           10,000         0                  24,600         0

(1) The fair market value of a share of Common Stock on December 31, 2002 was $10.90, which corresponds to its closing price on the New York Stock
      Exchange on December 31, 2002. The value of the unexercised in-the-money options is calculated by multiplying (A) the number of securities underlying such options by (B) the difference between (i) $10.90 (the closing price of the Common Stock on the New York Stock Exchange on December 31, 2002) and (ii) the option exercise price.


1998 Stock Option Plan

         On March 23, 1998, the Company adopted a stock option plan (the "1998 Stock Option Plan") that provides for the grant of both qualified incentive stock options ("ISOs") that meet the requirements of Section 422 of the Internal Revenue Code and non-qualified stock options, stocks appreciation rights and dividend equivalent rights (collectively, "Awards"). Awards other than ISOs may be granted to (i) any employee or director of the Company, any subsidiary of the Company or the Manager, (ii) the Manager or (iii) any other individual or entity performing services for the Company or a subsidiary. ISOs may be granted to officers and key employees of the Company. The exercise price for any option granted under the 1998 Stock Option Plan may not be less than 100% of the fair market value of the shares of Common Stock at the time the option is granted.

         As of December 31, 2002, net of terminated options, the Company granted options to purchase up to 1,743,242 shares of Common Stock, predominantly to directors and executive officers of the Company.

         Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the 1998 Stock Option Plan authorizes the grant of options to purchase up to an aggregate of 2,470,453 shares of the Company's Common Stock. If an option granted under the 1998 Stock Option Plan expires or terminates, the shares of Common Stock subject to any unexercised portion of that option will again become available for the issuance of further options under the 1998 Stock Option Plan. Unless previously terminated by the Board of Directors, the 1998 Stock Option Plan will terminate ten years from its effective date, and no options may be granted under the 1998 Stock Option Plan thereafter.

         The 1998 Stock Option Plan is administered by a committee of the Board of Directors comprised entirely of Unaffiliated Directors, referred to as the Compensation Committee. Options granted under the 1998 Stock Option Plan become exercisable in accordance with the terms of the grant made by the Compensation Committee. The Compensation Committee has discretionary authority to determine at the time an option is granted whether it is intended to be an ISO or a non-qualified option, and when and in what increments shares of Common Stock covered by the option may be purchased. If stock options are proposed to be granted to the Unaffiliated Directors, then the full Board of Directors must first approve such grants.

         Generally, each option must terminate no more than ten years from the date it is granted. Options may be granted on terms providing that they will be exercisable in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.

         The exercise price of any option granted under the 1998 Stock Option Plan is payable in full (i) in cash, (ii) by surrender of shares of the Company's Common Stock having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by cancellation of indebtedness owed by the Company to the option holder, (iv) pursuant to procedures approved by the Company through a broker-dealer, (v) if approved by the Compensation Committee, by a full recourse promissory note executed by the option holder or
(vi) by any combination of the foregoing. The terms of the promissory note may be changed from time to time by the Company's Board of Directors to comply with applicable regulations or other relevant pronouncements of the Internal Revenue Service or the SEC.

         The Company's Board of Directors may, without affecting any outstanding options, from time to time revise or amend the 1998 Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may increase the number of shares of common stock subject to the 1998 Stock Option Plan (with the exception of adjustments resulting from changes in capitalization) without stockholder approval.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee is presently comprised of Messrs. Wilson, Drapkin and Keil, none of which were officers or employees of the Company during the fiscal year ended December 31, 2002 or before.

                     EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth certain information relating to the Company's equity compensation plans as of December 31, 2002:


                                                                                           Number of securities
                                      Number of securities                                remaining available for
                                          to be issued           Weighted-average         future issuance under
                                        upon exercise of         exercise price of        equity compensation plans
                                       outstanding options,     outstanding options,        (excluding securities
        Plan Category                  warrants and rights      warrants and rights        reflected in column (a))
        -------------                  --------------------     --------------------       ------------------------
                                              (a)                       (b)                        (c)

Equity compensation
  plans approved by
  security holders  (1)..............       1,468,144                  14.53                    727,211
Equity compensation
  plans not approved by
  security holders...................       N/A                        N/A                      N/A
                Total................       1,468,144(2)               14.53(2)                 727,211

---------------------
(1)   Represents shares authorized for issuance under the 1998 Stock Option Plan.

(2) Excludes information for options assumed by the Company in connection with its acquisition of CORE Cap, Inc. on May 15, 2000. As of December
      31, 2002, a total of 92,398 shares of the Company's Common Stock were issuable upon the exercise of outstanding options assumed in the acquisition. The weighted average exercise price of those outstanding options is $13.84 per share of Common Stock. No additional options may be granted in the future pursuant to the plan under which these options were assumed.


                                  THE MANAGER

         The Manager is a wholly-owned subsidiary of BlackRock, Inc., which is listed for trading on the New York Stock Exchange under the symbol "BLK." BlackRock, Inc. is 69% owned by PNC Bank, National Association, which is itself a wholly-owned subsidiary of PNC Financial Services Group, Inc. (NYSE:
PNC). Established in 1988, the Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is one of the largest investment management firms in the United States.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons beneficially owning more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. These persons are also required to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

         Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2002.

                                  PROPOSAL 2
                     RATIFICATION OF INDEPENDENT AUDITORS

Proposed Independent Auditor

         Deloitte & Touche LLP, independent certified public accountants, has served as independent auditors of the Company and its subsidiaries for the fiscal year ended December 31, 2002. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP to be the Company's independent auditors for the fiscal year ending December 31, 2003 and has further directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting.

         Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

         The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending December 31, 2003.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship between the Company and the Manager

         The Manager is a wholly-owned subsidiary of BlackRock, Inc. BlackRock, Inc. is 69% owned by PNC Bank, National Association, which is itself a wholly-owned subsidiary of PNC Financial Services Group, Inc. The Manager, subject to the supervision of the Board of Directors, is responsible for the day-to-day operations of the Company pursuant to a Management Agreement. The Management Agreement was extended in March 2003 for one year through March 31, 2004. The following table summarizes all compensation, fees and other benefits (including reimbursement of out-of-pocket expenses) that the Manager may earn or receive under the terms of the Management Agreement.


   Recipient       Payor                                         Amount
-------------------------------------------------------------------------------------------------------
Manager           Company           Base management fee equal to a percentage of the average invested assets by rating category of the Company(1)
Manager           Company           Incentive compensation based on the amount, if any, by which the
                                    Company's GAAP earnings exceed a hurdle rate
Manager           Company           Out-of-pocket expenses of Manager paid to third parties(2)


(1) The base management fee is equal to 1% per annum of average invested assets rated less than BB- or not rated, 0.75% of average invested assets rated BB- through BB+ and 0.20% of average invested assets rated above BB+.

(2)    The Manager may engage PNC Bank, Midland Loan Services, Inc.
       ("Midland"), a wholly-owned subsidiary of PNC Bank, or unaffiliated third parties to conduct due diligence with respect to potential portfolio investments and to provide certain other services.
       Accordingly, a portion of the out-of-pocket expenses may be paid to PNC
       Bank or Midland in such capacities. The Company's guidelines require the contract for such engagement to be conducted at arm's length, as evidenced by documentation provided by the Manager to the Board of Directors. PNC Bank and Midland are paid fees and out-of-pocket expenses as would customarily be paid to unaffiliated third parties for such services.


         The base management fee is intended to compensate the Manager for its costs in providing management services to the Company. The Board of Directors of the Company may adjust the base management fee with the consent of the Manager in the future if necessary to align the fee more closely with the costs of such services.

         Prior to July 1, 2001, the Manager was entitled to receive incentive compensation for each fiscal quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds From Operations (as defined below) of the Company (before the incentive fee) per share of Common Stock (based on the weighted average number of shares outstanding) plus (b) gains (or minus losses) from debt restructuring and sales of property per share of Common Stock (based on the weighted average number of shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share of Common Stock in the initial offering and the prices per share of Common Stock in any secondary offerings by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate (as defined below) plus three and one-half percent per annum (expressed as a quarterly percentage) multiplied by (B) the weighted average number of shares of Common Stock outstanding during such quarter. Notwithstanding the foregoing, accrual and payment of any portion of the incentive compensation that is attributable to net capital gains of the Company will be delayed to the extent, if any, required by the Investment Advisors Act of 1940, as amended. "Funds From Operations" as defined by the National Association of Real Estate Investment Trusts means net income computed in accordance with generally accepted accounting principles ("GAAP") excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds From Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. As used in calculating the Manager's compensation, the term "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company.

         Effective July 1, 2001, the Manager revised the hurdle rate applicable to the incentive fee from 3.5% over the Ten-Year U.S. Treasury Rate to the greater of 3.5% over the Ten-Year U.S. Treasury Rate or 9.5% on the adjusted issue price of the Common Stock. Additionally, on March 25, 2002, the Management Agreement was extended for one year through March 27, 2003, with the unanimous approval of the Unaffiliated Directors, on terms similar to the prior agreement with the following changes: (i) the incentive fee calculation would be based upon GAAP earnings instead of Funds From Operations, (ii) the removal of the four year period to value the Management Agreement in the event of termination and (iii) subsequent renewal periods of the Management Agreement would be for one year instead of two years.

         On March 6, 2003, the Unaffiliated Directors approved an extension of the Management Agreement from its expiration of March 27, 2003 for one year through March 31, 2004. The terms of the renewed agreement are similar to the prior agreement except for the incentive fee calculation which would provide for a rolling four-quarter high watermark rather than a quarterly calculation. In determining the rolling four-quarter high watermark, the Manager would calculate the incentive fee based upon the current and prior three quarters' net income (the "Yearly Incentive Fee"). The Manager would be paid an incentive fee in the current quarter if the Yearly Incentive Fee is greater than what was paid to the Manager in the prior three quarters cumulatively. The Company will phase in the rolling four-quarter watermark commencing with the second quarter of 2003. Calculation of the incentive fee will be based on GAAP and adjusted to exclude special one-time events pursuant to changes in GAAP accounting pronouncements after discussion between the Manager and the Unaffiliated Directors. The incentive fee threshold did not change. The high watermark will be based on the existing incentive fee hurdle, which provides for the Manager to be paid 25% of the amount of earnings (calculated in accordance with GAAP) per share of Common Stock that exceeds the product of the adjusted issue price per share of the Company's Common Stock ($11.39 as of December 31, 2002) and the greater of 9.5% or 350 basis points over the Ten-Year U.S. Treasury Rate.

         For the year ended December 31, 2002, the Company paid the Manager $9,332,000 in base management fees and $3,195,000 in incentive compensation. In accordance with the provisions of the Management Agreement, the Company recorded reimbursements to the Manager of $14,000 for certain expenses incurred on behalf of the Company by the Manager during 2002.

         In addition, for the year ended December 31, 2002, the Company paid the Manager $168,000 pursuant to the terms of an administration agreement between the Manager and the Company. Under the terms of the administration agreement, the Manager provides financial reporting, audit coordination and accounting oversight services. The Company pays the Manager a monthly administrative fee at an annual rate of 0.06% of the first $125 million of average net assets, 0.04% of the next $125 million of average net assets and 0.03% of average net assets in excess of $250 million subject to a minimum annual fee of $120,000.

Relationship Between the Manager and the Company's Directors and
Executive Officers

         In addition to being Chairman of the Board of Directors of the Company, Laurence D. Fink is Chairman of the Board of Directors and Chief Executive Officer of the Manager. Hugh R. Frater is a Managing Director of the Manager, as well as President and Chief Executive Officer of the Company. Richard M. Shea is a Managing Director of the Manager in addition to his position as Chief Operating Officer and Chief Financial Officer of the Company. Similarly, each of the Company's executive officers also serves as an officer of the Manager.

Other Material Transactions Between the Company and the Manager

         On July 20, 2001, the Company entered into a $50 million commitment to acquire shares in Carbon Capital, Inc. ("Carbon"), a private commercial real estate income opportunity fund managed by the Manager. The period during which the Company may be required to purchase shares under the commitment expires in July 2004. On November 19, 2001, the Company received a capital call notice to fund $8,784,000 of its Carbon investment, which was paid on November 19, 2001. On October 30, 2002, the Company funded an additional capital call notice in the amount of $6,100,000. The proceeds of the capital calls were primarily used by Carbon to acquire commercial loans secured by real estate or ownership interests in entities that own real estate. On December 31, 2001, the Company owned 32.5% of the outstanding shares in Carbon. In March 2002, Carbon obtained additional commitments from unaffiliated institutional investors while the Company's commitment remained unchanged. Accordingly, the Company's ownership was reduced from 32.5% to 18.8%. On December 30, 2002, the Company received dividends from its investment of $1,089,000. The Company's remaining commitment at December 31, 2002 and 2001 was $35,116,000 and $41,216,000, respectively. On February 6,
2003, the Company funded an additional capital call notice in the amount of $2,680,000, which was used by Carbon to acquire a mezzanine loan secured by ownership interests in an entity that owns a mixed-use development.

         On May 15, 2000, the Company completed the acquisition of CORE Cap, Inc. The merger was a stock for stock acquisition where the Company issued 4,180,552 shares of its Common Stock and 2,261,000 shares of its Series B Preferred Stock. At the time of the CORE Cap acquisition, the Manager agreed to pay GMAC (CORE Cap, Inc.'s external advisor) $12,500,000 over a ten-year period ("Installment Payment") to purchase the right to manage the assets under the then existing management contract of CORE Cap, Inc. ("GMAC Contract"). The GMAC Contract had to be terminated in order to allow for the Company to complete the merger, as the Company's Management Agreement with the Manager did not provide for multiple managers. As a result the Manager offered to buy out the GMAC contract as the Manager estimated it would receive incremental fees above and beyond the Installment Payment, and thus was willing to pay for, and separately negotiate, the termination of the GMAC Contract. Accordingly, the value of the Installment Payment was not considered in the Company's allocation of its purchase price to the net assets acquired in the acquisition of CORE Cap, Inc. The Company agreed that should the Management Agreement with its Manager be terminated, not renewed or not extended for any reason other than for cause, the Company would pay to the Manager an amount equal to the Installment Payment less the sum of all payments made by the Manager to GMAC. As of December 31, 2002, the Installment Payment would be $9,500,000 payable over eight years. The Company does not accrue for this contingent liability.

                               PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Common Stock of the Company from March 24, 1998 (the date the Company became a public company) through December 31, 2002, with the cumulative total return of the Standard & Poor's 500 Stock Price Index (the "S&P 500"), the Nasdaq Composite Index ("NASDAQ Composite") and the SNL All MBS REIT Index, for the same period. The graph assumes the investment of $100 in the Common Stock of the Company and in each index, for comparative purposes. Total return equals appreciation in stock price plus dividends paid, and assumes that all dividends are reinvested. The following information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The performance graph is not necessarily indicative of future investment performance.


                           TOTAL RETURN PERFORMANCE

[Graph demonstrating comparative stockholder returns omitted from this filing.]


                                                                    Period Ending
                                    -------------------------------------------------------------------------------
Index                               3/24/98     12/31/98       12/31/99        12/31/00     12/31/01    12/31/02
-------------------------------------------------------------------------------------------------------------------
Anthracite Capital, Inc.            100.00         55.31          55.42           78.52       125.73      140.43
S&P 500                             100.00        112.44         136.10          123.70       109.01       84.80
NASDAQ Composite                    100.00        120.60         224.47          136.52       108.10       74.33
SNL All MBS REIT Index (1)          100.00         68.48          46.50           55.89        98.00      127.07

(1) The SNL All MBS REIT Index currently comprises the following companies:
Anthracite Capital, Inc.; American Mortgage Acceptance Company; Anworth
Mortgage Asset Corporation; Apex Mortgage Capital, Inc.; BRT Realty Trust;
Capital Alliance Income Trust Ltd.; CRIIMI MAE Inc.; Capstead Mortgage
Corporation; Dynex Capital Inc.; Friedman, Billings, Ramsey Group, Inc.;
Hanover Capital Mortgage Holdings, Inc.; Impac Mortgage Holdings, Inc.;
American Residential Investment Trust, Inc.; MFA Mortgage Investments, Inc.;
Newcastle Investment Corp.; NovaStar Financial, Inc.; Annaly Mortgage
Management, Inc.; RAIT Investment Trust; Redwood Trust, Inc.; iStar Financial
Inc.; Thornburg Mortgage, Inc. and American Church Mortgage Company.


         In accordance with the rules of the SEC, this section entitled "Performance Graph" shall not be incorporated by reference into any future filings by the Company under the Securities Act or the Exchange Act, and shall not be deemed to be soliciting material or to be filed under the Securities Act or the Exchange Act.

                             INDEPENDENT AUDITORS

         At its meeting on January 23, 2003, the Audit Committee of the Board of Directors appointed Deloitte & Touche LLP to serve as the Company's independent auditors for fiscal year ending December 31, 2003. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of stockholders.

         The Audit Committee considered the non-audit services provided by Deloitte & Touche LLP and determined that the provision of such services was compatible with maintaining Deloitte & Touche LLP's independence. Deloitte & Touche LLP, the members of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte") billed the following:

Audit Fees

         The aggregate fees billed by Deloitte for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $366,000.

Financial Information Systems Design and Implementation Fees

         Deloitte did not provide the Company with any professional services for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

         The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above, for the fiscal year ended December 31, 2002 were $97,000, primarily for income tax return preparation and related consultations, acquisition transactions, equity offerings and assistance. The Company's Audit Committee has determined that the provision of these services is compatible with maintaining Deloitte's independence.

                 STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2004 annual meeting of stockholders if they are received by the Company on or before December 27, 2003. Any proposal should be directed to the attention of the Company's Secretary at 40 East 52nd Street, New York, New York 10022. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c), such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the Company's By-Laws. In order for a proposal to be "timely" under the Company's By-Laws, it must be received not later than the close of business on the 60th day (March 21, 2004) nor earlier than the close of business on the 90th day (February 20, 2004) before the first anniversary of the Annual Meeting; provided, however, that in the event that the date of the 2004 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, a proposal by the stockholders to be timely must be received not earlier than the close of business on the 90th day before such meeting and not later than the close of business on the later of the 60th day before such meeting or the 10th day after the day on which public announcement of the date of such meeting is first made by the Company.

                                 OTHER MATTERS

         The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly comes before the Annual Meeting, including a proposal omitted from this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

         No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

                            ADDITIONAL INFORMATION

         The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Anthracite Capital, Inc., 40 East 52nd Street, New York, New York 10022, Attention: Secretary.

                                         By Order of the Board of Directors,

                                         /s/ Laurence D. Fink

                                         Laurence D. Fink
                                         Chairman of the Board of Directors


New York, New York
April 25, 2003

                       ANNUAL MEETING OF STOCKHOLDERS OF

                           ANTHRACITE CAPITAL, INC.
                                 May 20, 2003

                       Please mark, sign, date, and mail
                            your proxy card in the
                           envelope provided as soon
                                 as possible.



               Please detach and mail in the envelope provided.


----------------------------------------------------------------------------------------------------------------------------------

                              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              FOR  AGAINST ABSTAIN
1.   Election of Directors                                         2.  Proposal to ratify the appointment of  |_|   |_|     |_|
                                    NOMINEES                           Deloitte & Touche LLP as independent
|_|  FOR ALL NOMINEES                                                  auditors for the fiscal year ending
|_|  WITHHOLD AUTHORITY             (  )  Laurence D. Fink             December 31, 2003.
     FOR ALL NOMINEES               (  )  Kendrick R. Wilson, III
|_|  FOR ALL EXCEPT
     (See instructions below)

                                                                        This Proxy when properly executed will be voted in
                                                                   the manner directed herein by the undersigned
                                                                   stockholder. If no direction is indicated, this Proxy
                                                                   will be voted FOR the election of each nominee listed in
                                                                   Proposal 1 and FOR Proposal 2.

                                                                        This Proxy may be revoked at any time prior to the
                                                                   time voting is declared closed by giving the Secretary of
                                                                   ANTHRACITE CAPITAL, INC. written notice of revocation or
                                                                   a subsequently dated proxy, or by casting a ballot at the
                                                                   Annual Meeting or any adjournment thereof.

                                                                        The undersigned hereby acknowledges receipt of the
                                                                   Notice of Annual Meeting and accompanying Proxy
                                                                   Statement.

INSTRUCTION:  To withhold authority to vote for any individual     TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE
              nominee(s), mark "FOR ALL EXCEPT" and fill in        REVERSE SIDE  HEREOF.
              the circle next to each nominee you wish to
              withhold, as shown here: (X)
--------------------------------------------------------------
                                                                   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN
                                                                   THE ENVELOPE PROVIDED.


--------------------------------------------------------------

   To change the address on your account, please check the
   box at right and indicate your new address in the address
   space above. Please note that changes to the registered
   name(s) on the account may not be submitted via this
   method.                                              |_|

-----------------------------------------------------------------------------------------------------------------------------

Signature of Stockholder _______________ Date: _______________  Signature of Stockholder _________________ Date:_____________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.


                           ANTHRACITE CAPITAL, INC.

             PROXY - ANNUAL MEETING OF STOCKHOLDERS, MAY 20, 2003

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         RICHARD M. SHEA and ROBERT L. FRIEDBERG and each of them, are hereby appointed as the proxies of the undersigned, with full power of substitution on behalf of the undersigned to vote, as designated on the reverse side, all the shares of common stock of the Company held of record on March 31, 2003 by the undersigned at the Annual Meeting of Stockholders of ANTHRACITE CAPITAL, INC., to be held at the Omni Berkshire Place, 21 East 52nd Street, Second Floor, New York, New York 10022 at 10:00 A.M., on Tuesday, May 20, 2003 and all adjournments thereof and in their discretion, upon any matter that may properly come before the Annual Meeting or any adjournment thereof, in accordance with their best judgment.

               (Continued and to be signed on the reverse side)

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COMMENTS:
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